EX-99.23(j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Trustees of JNL Investors Series Trust


We consent to the use of our report dated November 29, 2006 incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


/s/ KPMG LLP


Chicago, Illinois
November 29, 2006